Exhibit 5.9

June 18, 2010

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton HM12

Bermuda

Re:	Registration Statement on Form S-4 (File No. 333-167635)
$750,000,000 aggregate principal amount of 12% Senior Secured Notes due 2015

Ladies and Gentlemen:

We have acted as special Japanese counsel for to Global Crossing Japan Kabushiki Kaisha, a company organized under the laws of Japan (the “Japanese Guarantor”) which is an indirect subsidiary of Global Crossing Limited (the “Issuer”) in connection with the filing of the Registration Statement on Form S-4 originally filed on June 18, 2010 under Registration Number 333-167635 by the Issuer and its co-registrants listed therein (collectively, together with the Japanese Guarantor the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended, as the same may be amended from time to time (the “Registration Statement”) relating to the proposed issuance of (a) $750,000,000 in aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2015 (the “New Notes”) and (b) the guarantees of the New Notes by the Guarantors pursuant to Section 11 of the Indenture referred to below (collectively, the “Guarantees”). The New Notes are to be issued and guaranteed pursuant to the terms of the Indenture dated as of September 22, 2009 filed as Exhibit 4.22 to the Registration Statement (the “Indenture”) among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee. Upon the Registration Statement becoming effective under the Securities Act, the Issuer and the Guarantors will offer to exchange up to $750,000,000 in aggregate principal amount of New Notes and the related Guarantees for any and all of the Issuer’s outstanding 12% Senior Secured Notes due 2015 and the guarantees thereof by the Guarantors. Capitalized terms defined in the Indenture, used herein and not otherwise defined herein, shall have the meanings given them in the Indenture.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. For the purpose of rendering this opinion, we have examined, among other things, an executed copy or the final form of the following:

a.	the Indenture, including the guarantee set forth therein;

b.	the Registration Statement;

c.	Articles of Incorporation of the Japanese Guarantor and a certified copy of the commercial registry of the Japanese Guarantor as of September 16, 2009 (the “Governing Documents”);

d.	Certificate of personal seal impression of the representative director and certificates of signatures of the other directors of the Japanese Guarantor;

e.	Minutes of the meeting of the board of directors of the Japanese Guarantor held on September 18, 2009, approved the execution of the Indenture; and

f.	Certificate dated as of September 22, 2009, issued by the representative director of the Japanese Guarantor.

We have also examined, and relied (without having conducted any independent investigations with respect thereto) upon the representations and warranties as to factual matters contained in the above-described records, documents, instruments and certificates as well as the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, instruments and certificates, and have examined the laws of Japan as currently applied by Japanese courts and as far as in our judgment was necessary for the purpose of this Opinion. We do not purport to be qualified to express an opinion, and we express no opinion in this letter, as to the laws of any jurisdiction other than Japan. This Opinion is governed by and shall be construed in accordance with Japanese law.

Based upon and subject to the assumptions set out herein and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

1.	the Japanese Guarantor is a stock corporation (kabushiki kaisha), validly existing under the laws of Japan and the validity of whose incorporation was no longer subject to any nullification claim as of the date of the Indenture, and the Japanese Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Indenture, including the Guarantees of the New Notes by the Japanese Guarantor contained therein.

2.	the Japanese Guarantor has all requisite corporate or other statutory power and authority to duly execute, deliver and perform its obligations under the Indenture.

3.	the execution, delivery and performance of its obligations under the Indenture, including the Guarantees set forth therein, by the Japanese Guarantor were duly authorized by all necessary corporate action of the Japanese Guarantor as of the date thereof.

4.	the Japanese Guarantor duly executed and delivered the Indenture as of the date thereof.

The opinion expressed above is subject to the following assumptions, qualifications and limitations:

(a)	In this letter, Japanese legal concepts are expressed in English terms and not in their original Japanese terms. The concepts concerned may not be identical to the concept described by the comparable English terms as they exist under the laws of other jurisdictions.

(b)	A certain term used in the Indenture or a certain concept expressed therein (i) may not have an equivalent in the Japanese language or under Japanese legal principles, or (ii) may have a different meaning in legal practice under the governing law thereof from that understood by Japanese counsel, including ourselves, based upon the plain-English meaning of such terms or concepts, as the case may be.

(c)	This letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to herein. Without any prejudice to the generality of the foregoing, nothing in this letter should be taken as expressing an opinion in respect of any representations or warranties, or other information contained in the Opinion Documents or in any other document examined in connection with this letter except as expressly opined herein.

(d)	We are members of the Bar of Japan and we express no opinion as to the laws of any other jurisdiction.

(e)	We have assumed that each individual who signed or delivered the Indenture or otherwise acted or was involved in connection with the transaction contemplated under the Indenture had the requisite legal capacity at each relevant time.

(f)	We have assumed without independently verifying: (i) the genuineness of all signatures and/or seal impressions on records, documents, instruments and certificates that we have examined; (ii) the authenticity and completeness of the originals of all records, documents, instruments and certificates submitted to us as originals or copies; (iii) the exact conformity to the complete original documents of all documents submitted to us as certified, conformed or photostatic copies; and (iv) the exact conformity to the complete, executed original documents of all documents submitted to us as final drafts.

(g)	Any of the Indenture or the Governing Documents has not been modified, altered, rescind or terminated from the date thereof.

(h)	We have assumed, with respect to factual matters only, that the representations and warranties given in any of the Indenture or any documents ancillary or incidental thereto are true and correct.

(i)	The above opinions do not cover any tax related laws, tax treaties, regulations or guidelines in effect in Japan or any other country.

(j)	We express no opinion regarding the irrevocability of any authorization or power of attorney granted under the Indenture.

(k)	We express no opinion on any provision in the Indenture dealing with severability, entire agreement and non-waiver and waiver of immunity.

This Opinion is for your benefit and may also be relied upon by your special counsel, Latham & Watkins LLP, in connection with the filing of the Registration Statement and its opinion with respect to the validity of the securities being registered thereunder. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act 1933 or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

(FI)	/s/ Nagashima Ohno & Tsunematsu